EXHIBIT 99.1

Protext Mobility, Inc. (OTC: TXTM) Announces Strategic TruLeaf Partnership & Next-Level Innovation

FORT LAUDERDALE, Fla., Nov. 17, 2025 (GLOBE NEWSWIRE) -- Protext Mobility, Inc. (OTC: TXTM) (“Protext” or the “Company”) is proud to announce a strategic Letter of Intent (LOI) with TruLeaf, marking a pivotal moment in the company’s growth and mission. This partnership not only accelerates technology adoption and market expansion but also opens the door to innovative financial applications leveraging CBD-based assets.

Highlights:

  TruLeaf provides strategic support, including product samples, initial inventory shipments, infrastructure support, and operational resources.
  Perfect synergy: TruLeaf’s nanotechnology enhances TXTM’s kettle technology, significantly increasing bioavailability. Products are cheaper, faster-acting, and more effective, benefiting patients worldwide.
  TruLeaf’s natural CBD FECO without THC, combined with Farm Bill compliance, provides a regulatory and competitive advantage.
  The resulting API (active pharmaceutical ingredient) and mg quantities of CBD can be treated as real-world assets (RWA) on the company’s balance sheet, recognized under IFRS/GAAP as income/gain, strengthening net profit without cash outflow.
  These assets could potentially support the creation of a stablecoin, enabling future staking, investment, or liquidity applications — a true financial innovation benefiting all shareholders.
  This partnership is aligned with TXTM Tribe Mission: raising all boats by improving patient outcomes, advancing global healing, and creating shareholder value.

Strategic Rationale

  Technological Synergy & Bioavailability
    TruLeaf’s nanotechnology complements TXTM’s kettle technology.
    Dramatically increases bioavailability, improving effectiveness and speed of action for patients.
    Reduces production costs, enhancing shareholder value.
    Supports the mission of global healing and patient wellbeing.
  Regulatory & Competitive Advantage
    THC-free CBD FECO aligns with Farm Bill compliance.
    Provides a clear market differentiation and competitive edge.
  Financial Strengthening & Asset Potential
    CBD API is a real-world asset (RWA) recognized under IFRS/GAAP as income/gain.
    Strengthens balance sheet, net profit, and potential share price.
    RWA could support innovative stablecoin creation or staking mechanisms, creating new financial opportunities for the company and shareholders.
  Market Validation & Mission Impact
    TruLeaf’s support is a vote of confidence from a successful, established partner.
    Accelerates growth, operational scaling, and market entry.
    Delivers meaningful impact for patients and the TXTM Tribe Mission: “raising all boats.”

Dylon Du Plooy, CEO, mentioned:

“This is a landmark moment for TXTM. TruLeaf’s nanotechnology enhances our kettle technology, dramatically increasing bioavailability, making our products more effective, faster, and more affordable for patients. The resulting API is a real-world asset on our balance sheet, recognized as income/gain, and has the potential to support stablecoin creation for staking or investment — a transformative financial innovation. Combined with THC-free CBD FECO and Farm Bill compliance, we now have a regulatory and competitive advantage. This partnership accelerates growth, strengthens our market position, and aligns perfectly with the TXTM Tribe Mission: raising all boats, for shareholders, patients, and global healing.”

About Protext Mobility, Inc. (OTC: TXTM)

Protext Mobility is focused on the research, testing, and development of highly bioavailable, nanotechnology-based botanical formulations for nutraceutical and pharmaceutical applications. Through proprietary live plant extraction technologies, the company aims to advance plant-based therapeutics that address wellness and health needs globally.

Investor & Media Contact:
Dylon Du Plooy – dylon@rsammd.co.za
Dr. J – exportintl@aol.com

Follow Us:
X (Twitter): https://x.com/ProtextP

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Actual results may differ materially due to market conditions, foreign exchange fluctuations, operational execution, regulatory requirements, and other risks detailed in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements.